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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Trustees of Heritage
              Series Trust:

                      We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of Heritage Series Trust on Form N-1A of our reports dated December 22, 1995, on our audits of the financial statements and financial highlights of Heritage Series Trust-Small Cap Stock Fund and Value Equity Fund, which are included in the Registration Statements. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Registration Statement.



                                                /s/ Coopers & Lybrand L.L.P.
                                                    ---------------------------
     Boston, Massachusetts                           COOPERS & LYBRAND L.L.P.
     February 26, 1996
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